UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2009

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On September 15, 2009, RSM McGladrey, Inc. (“RSM”), a wholly-owned subsidiary of H&R Block, Inc. (the “Company”), delivered to McGladrey & Pullen, LLP (“M&P”) a notice of termination of the Administrative Services Agreement, dated as of January 30, 2006 by and among RSM and M&P, as amended by Amendment Number One (1) to Administrative Services Agreement, effective as of June 1, 2008 (as amended, the “Administrative Services Agreement”). Unless rescinded by RSM, the termination is effective on April 13, 2010.

Pursuant to the Administrative Services Agreement, RSM (i) provides accounting, payroll, human resources, marketing and other administrative services to M&P Firms in return for a management fee and (ii) has a cost-sharing arrangement with M&P, whereby M&P reimburses RSM for certain costs, mainly for the use of RSM-owned or leased real estate, property and equipment. Either party may terminate the Administrative Services Agreement upon 210 days notice. Following such a termination, M&P generally is prohibited for a period of three years from engaging in businesses in which RSM engages or soliciting RSM clients.

A copy of the notice is furnished herewith as Exhibit 99.1.

On July 21, 2009, M&P previously gave notice of termination of the Administrative Services Agreement to RSM. The notice by RSM is intended to make certain that mutual consent is required for any reconciliation between M&P and RSM.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Notice from RSM to M&P dated September 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	September 16, 2009	By:/s/ Andrew J. Somora
Andrew J. Somora
Assistant Secretary

EXHIBIT INDEX

Exhibit 99.1	Notice from RSM to M&P dated September 15, 2009